Exhibit 5.1

November 8, 2017

Workspace Property Trust

700 Dresher Road

Suite 150

Horsham, Pennsylvania  19044

Re:                             Workspace Property Trust, a Maryland real estate investment trust (the “Company”)

Ladies and Gentlemen:

We have acted as Maryland real estate investment trust counsel to the Company in connection with the registration, under the Securities Act of 1933, as amended (the “Securities Act”), of up to 44,850,000 common shares of beneficial interest of the Company, $0.01 par value per share, or such greater number as may be authorized by the Board of Trustees of the Company (the “Shares”), under the  Registration Statement on Form S-11 (Registration No. 333-220964) originally filed by the Company on or about October 16, 2017 with the Securities and Exchange Commission, as amended to date (the “Registration Statement”), of which the final prospectus relating to the Shares (the “Prospectus”) is a part.

You have requested our opinion with respect to the matters set forth below.  In our capacity as Maryland real estate investment trust counsel to the Company and for the purposes of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

(i)                                     the declaration of trust of the Company (the “Declaration of Trust”) represented by the Declaration of Trust filed with the State Department of Assessments and Taxation of Maryland (the “Department”) on June 7, 2017, and the Articles of Amendment and Restatement filed with the Department on November 8, 2017;

(ii)                                  the Bylaws of the Company, adopted on or as of June 16, 2017 (the “Original Bylaws”), and the Amended and Restated Bylaws of the Company, adopted on or as of November 8, 2017 (the “Amended and Restated Bylaws”, and together with the Original Bylaws, the “Bylaws”);

(iii)                               resolutions adopted by the Board of Trustees of the Company (the “Board of Trustees”) on or as of June 16, 2017 (the “Organizational Resolutions”);

(iv)                              resolutions adopted by the Board of Trustees, or a duly authorized committee thereof, on or as of November 8, 2017 (the “Trustees’ Resolutions”);

(v)                                 resolutions adopted by the sole shareholder of the Company on or as of November 8, 2017 (the “Shareholder Resolutions”);

(vi)                              the Registration Statement and the related form of Prospectus included therein, in substantially the form filed with the Securities and Exchange Commission pursuant to the Securities Act;

(vii)                           a status certificate of the Department, dated as of a recent date, to the effect that the Company is duly formed and existing under the laws of the State of Maryland;

(viii)                        a certificate executed by one or more officers of the Company, dated as of a recent date (the “Officers’ Certificate”), to the effect that, among other things, the Declaration of Trust, the Bylaws, the Organizational Resolutions, the Trustees’ Resolutions and the Shareholder Resolutions are true, correct and complete, have not been rescinded or modified and are in full force and effect on the date of the Officers’ Certificate, and certifying as to, among other things, the manner of adoption of the Organizational Resolutions, the Trustees’ Resolutions and the Shareholder Resolutions; and

(ix)                              such other documents and matters as we have deemed necessary and appropriate to render the opinions set forth in this letter, subject to the limitations, assumptions, and qualifications noted below.

In reaching the opinions set forth below, we have assumed the following:

(a)                                 each person executing any of the Documents on behalf of any party (other than the Company) is duly authorized to do so;

(b)                                 each natural person executing any of the Documents is legally competent to do so;

(c)                                  any of the Documents submitted to us as originals are authentic; the form and content of any Documents submitted to us as unexecuted drafts do not, and will not, differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered; any of the Documents submitted to us as certified, facsimile or photostatic copies conform to the original document; all signatures on all of the Documents are genuine; all public records reviewed or relied upon by us or on our behalf are true and complete; there has been no modification of, or amendment to, any of the Documents; and there has been no waiver of any provision of any of the Documents by action or omission of the parties or otherwise;

(d)                                 the Officers’ Certificate and all other certificates submitted to us are, as to factual matters, true and correct both when made and as of the date hereof;

(e)                                  none of the Shares will be issued or transferred in violation of the provisions of Article VII of the Declaration of Trust relating to restrictions on ownership and transfer of shares of beneficial interest of the Company; and

(f)                                   prior to issuance of any of the Shares subsequent to the date hereof, the Board of Trustees will have adopted all resolutions and taken all actions necessary to authorize the issuance and sale of up to 44,850,000 Shares, or such greater number of Shares as may be determined by the Board of Trustees which shall not exceed the number of common shares of beneficial interest of the Company, $0.01 par value per share, authorized in, and available for issuance under, the Declaration of Trust, at a minimum price or value of consideration per share to be received by the Company (the “Final Determinations”), all in accordance with the Declaration of Trust and Bylaws of the Company and applicable law.

Based on our review of the foregoing and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:

(1)                                 The Company has been duly formed and is validly existing as a real estate investment trust under the laws of the State of Maryland and is in good standing with the Department.

(2)                                 The issuance of the Shares has been duly authorized by all necessary real estate investment trust action on the part of the Company, and when such Shares are issued and delivered by the Company in exchange for the consideration therefor as provided in, and in accordance with, resolutions adopted by the Board of Trustees including the Final Determinations, such Shares will be validly issued, fully paid and non-assessable.

The foregoing opinion is limited to the laws of the State of Maryland, and we do not express any opinion herein concerning any other law.  We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers.  To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

This opinion letter is issued as of the date hereof and is necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention.  We assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof, or if we become aware of any facts or circumstances that now exist or that occur or arise in the future and may change the opinions expressed herein after the date hereof.

We consent to the incorporation by reference of this opinion in the Registration Statement and further consent to the filing of this opinion as an exhibit to the applications to securities commissioners for the various states of the United States for registration of the Shares.  We also consent to the identification of our firm as Maryland counsel to the Company in the section of the Registration Statement entitled “Legal Matters.”  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Ballard Spahr LLP